SCHEDULE 14A INFORMATION
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DIGITAL RIVER, INC.

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DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2008
To The Stockholders Of Digital River, Inc.:

Notice Is Hereby Given that the Annual Meeting of stockholders of Digital River, Inc., a Delaware corporation, will be held on Thursday, May 29, 2008, at 3:30 p.m. local time at our headquarters at 9625 West 76th Street, Eden Prairie, Minnesota, 55344 for the following purposes:

1.	To elect one Class I director to hold office until the 2011 annual meeting of stockholders;

2.	Approve the adoption of our 2008 Performance Bonus Plan;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for its fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 2, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Kevin L. Crudden
Secretary
Eden Prairie, Minnesota
April 14, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 29, 2008 INFORMATION CONCERNING SOLICITATION AND VOTING
Proposal 1 ELECTION OF DIRECTORS
Audit Committee
Proposal 2
Proposal 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A

DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 29, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation, for use at the Annual Meeting of stockholders to be held on May 29, 2008, at 3:30 p.m. local time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our headquarters at 9625 West 76th Street, Eden Prairie, Minnesota, 55344.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, par value $.01 per share, beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Our directors, officers or other regular employees may supplement original solicitation of proxies by mail, telephone or personal solicitation. They will not be paid any additional compensation for these services.

Voting Rights and Outstanding Shares

Only holders of record of our common stock at the close of business on April 2, 2008, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2008, we had outstanding and entitled to vote 37,083,065 shares of common stock.

Each holder of record of our common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Distribution and Electronic Availability of Proxy Materials

This year we are taking advantage of the new Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We plan to mail the Notice to shareowners by April 18, 2008 which will contain instructions on how to access this proxy statement and our annual report online. We will continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to begin on April 15, 2008.

We first made available the proxy solicitation materials at www.proxyvote.com on or around April 15, 2008 to all stockholders entitled to vote at the annual meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2007 annual report to stockholders was made available at the same time and by the same methods.

Voting Via the Internet or by Telephone

You may grant a proxy to vote your shares by means of the telephone or on the Internet. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspectors of election can determine that this proxy was authorized by you.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. If you are granting a proxy to vote via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by you.

For Shares Registered in your Name

Stockholders of record may grant a proxy to vote shares of our common stock by using a touch-tone telephone to call 1-800-690-6903 or via the Internet by accessing the website www.proxyvote.com. You will be required to enter our number and a twelve-digit control number (these numbers are located on the proxy card). If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2008. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than our proxy card. A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions, Inc. program, you may go to www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2008. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney-in-fact for purposes of voting the beneficially held shares at the meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. You may revoke your proxy by filing with our Corporate Secretary at our principal executive office, 9625 West 76th Street, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or you may revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

If you are the beneficial owner of shares held in the name of a broker or bank and you wish to vote at the Annual Meeting, you must have an appropriate proxy from your broker or bank appointing you as attorney-in-fact for purposes of voting at the meeting.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2009 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 26, 2008.

For business to be properly brought before an annual meeting by a stockholder, the stockholder, wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on March 3, 2009, nor earlier than the close of business on February 2, 2009. You should also review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and bylaws provide that the Board of Directors will be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors presently has six members and one vacancy. There is one director in the class whose term of office expires in 2008 (Thomas F. Madison), and the Nominating and Corporate Governance Committee of the Board has nominated Mr. Madison to stand for reelection at the upcoming Annual Meeting. Set forth below is the name, age and biographical information for Mr. Madison. Mr. Madison is currently one of our directors who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Madison would serve until the 2011 annual meeting and until his respective successor was elected and has qualified, or until his death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of a substitute nominee as the Nominating and Corporate Governance Committee may propose. The nominee has agreed to serve if elected, and the Nominating and Corporate Governance Committee and management have no reason to believe that the nominee will be unable to serve.

Abstentions will be counted towards a quorum and towards the vote total for this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted towards the vote total for this proposal.

Nominee for Election for a Three-Year Term Expiring at the 2011 Annual Meeting:

Thomas F. Madison

Mr. Madison (72) has served as a director of the Company since August 1996. Mr. Madison is our Lead Director and serves as the Chair of the Company’s Audit Committee, the Chair of the Company’s Nominating and Corporate Governance Committee, and a member of the Company’s Compensation Committee. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. From August 1999 to March 2000, Mr. Madison served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison serves as a director of Valmont Industries Inc., Delaware Group of Funds, CenterPoint Energy, Inc. and Rimage Corporation and from September 2003 to September 2005, he served as Chair of Banner Health System. From 1985 to 1987, Mr. Madison served as the President and Chief Executive Officer of Northwestern Bell Telephone Company.

The Board of Directors Recommends
a Vote in Favor of the Named Nominee

Directors Continuing in Office until the 2010 Annual Meeting:

Joel A. Ronning

Mr. Ronning (50) founded Digital River in February 1994 and has been Chief Executive Officer and a director since that time. From February 2001 to February 2004, Mr. Ronning was a member of the Office of the President, and from February 1994 to July 1998, he also was our President. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products, and from May 1995 to July 1998, he served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared, Inc. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared, Inc. Mr. Ronning founded MacUSA, Inc., formerly a wholly owned subsidiary of Tech Squared, Inc., and he served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

Perry W. Steiner

Mr. Steiner (42) has served as our director since April 1998 and served as our President from July 1998 to February 2001. Mr. Steiner serves on the Company’s Audit Committee and Nominating and Corporate Governance Committee. Since February 2001, Mr. Steiner has served as a Partner with Arlington Capital Partners, a private equity fund. Prior thereto, Mr. Steiner served as a senior member of Wasserstein Perella Ventures, Inc., a venture capital fund, and as a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West. Mr. Steiner serves as a director of Main Line Broadcasting, Cherry Creek Radio, Long Island Radio and Virgo Holdings.

J. Paul Thorin

Mr. Thorin (64) has served as our director since June 1996. Mr. Thorin serves on the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. Since July 2005, Mr. Thorin has been in private legal practice in Santa Clara, California. From September 2000 to June 2005, Mr. Thorin served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited, and from June 1997 to July 2000, he served as its Vice President and General Counsel.

Directors Continuing in Office until the 2009 Annual Meeting:

William J. Lansing

Mr. Lansing (49) has served as our director since November 1998. Mr. Lansing is Chair of the Company’s Compensation Committee and serves on the Company’s Nominating and Corporate Governance Committee and Finance Committee. From December 2003 to October 2007, Mr. Lansing served as the Chief Executive Officer and a member of the Board of Directors of ValueVision Media, Inc. Mr. Lansing was a general partner at General Atlantic Partners from September 2001 to December 2003. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. including Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co. Mr. Lansing is a member of the Board of Directors of RightNow Technologies, Inc. and Fair Isaac Corporation.

Frederic M. Seegal

Mr. Seegal (60) has served as our director since June 2000. Mr. Seegal serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee. Mr. Seegal is the President of SBL Partners, a merchant bank based in New York. From September 2002 to February 2007, Mr. Seegal served as a Managing Executive Vice President of Stephens Inc., an investment bank. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors, an investment bank. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers. Prior to that, Mr. Seegal was in charge of Lehman Brothers’ investment banking activities in the media & communications industries. Mr. Seegal is on the Board of the New York City Center.

Board Committees and Meetings

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. In addition, in February 2005, the Board of Directors appointed Thomas F. Madison as the Lead Director of the Board for the purposes of overseeing and evaluating matters of corporate and Board governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a written charter which may be viewed on our Web site at www.digitalriver.com under the “Investor Relations” link. The charters include information regarding the committees’ composition, purpose and responsibilities.

During the fiscal year ended December 31, 2007, there were a total of seven meetings of the Board and each of the directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or committee member. We encourage, but do not require, directors to attend the Annual Meeting of our stockholders. In 2007, all of our directors attended the annual meeting of stockholders.

The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during fiscal year 2007.

Nominating and
Corporate
Director	Board	Audit	Compensation	Governance	Finance

Mr. Ronning	Chair	—	—	—	—
Mr. Madison (Lead)	Member	Chair	Member	Chair	—
Mr. Lansing	Member	—	Chair	Member	Member
Mr. Seegal	Member	—	Member	Member	Chair
Mr. Steiner	Member	Member	—	Member	—
Mr. Thorin	Member	Member	—	Member	—

Number of Meetings in Fiscal Year 2007:

				Nominating and
				Corporate
Meetings	Board	Audit	Compensation	Governance	Finance

Regular	5	5	4	3	0
Special	2	0	2	0	0

Audit Committee

The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement and compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the quarterly financial statement reviews. Mr. Madison serves as the Chair of the Audit Committee and our Board has determined that Mr. Madison is an “audit committee financial expert” as defined in rules promulgated by the SEC.

Compensation Committee

The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Mr. Lansing serves as the Chair of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, reviews, evaluates, recommends and approves candidates for membership on the Board and its various committees, and also is responsible for oversight of corporate governance issues. Mr. Madison serves as the Chair of the Nominating and Corporate Governance Committee.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our Annual Meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that must be met by a stockholder in order to have a stockholder proposal included in our proxy statement. See “Information Concerning Solicitation and Voting — Stockholder Proposals.” To date, we have not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees presented at our Annual Meeting of stockholders. The Nominating and Corporate Governance Committee will consider qualified candidates for director suggested by the stockholders. Stockholders can suggest qualified candidates for director by writing to the attention of our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. We will forward submissions that we receive which meet the criteria outlined below to the Nominating and Corporate Governance Committee for further review and consideration. We encourage you to forward any stockholder submissions to our Corporate Secretary prior to December 26, 2008, to ensure time for meaningful consideration of the nominee. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines. The Nominating and Corporate Governance Committee also may develop other more formal policies regarding stockholder nominations.

Although the Nominating and Corporate Governance Committee has not formally adopted minimum criteria for director nominees, the Nominating and Corporate Governance Committee does seek to ensure that the members of our Board possess both exemplary professional and personal ethics and values and an in-depth understanding of our business and industry. The Nominating and Corporate Governance Committee also believes in the value of professional diversity among members of the Board, and it feels that it is appropriate for members of our senior management to participate as members of the Board. The Nominating and Corporate Governance Committee requires that at least one member of the Board qualify as an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of independence under rules promulgated by Nasdaq.

The Nominating and Corporate Governance Committee identifies nominees for the class of directors being elected at each Annual Meeting of stockholders by first evaluating the current members of the class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue to serve on our Board are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with the benefits of bringing on members with new perspectives. If any member of the class of directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member of such class of directors for reelection, the Nominating and Corporate Governance Committee will review the skills and experience of a new nominee in light of the criteria above.

Finance Committee

The Finance Committee advises senior management with respect to various strategic undertakings, including capital raising activities, acquisitions and other financial matters. The Finance Committee is composed of Messrs. Seegal and Lansing and it meets only occasionally as may be necessary to assist senior management. Mr. Seegal serves as the Chair of the Finance Committee. All members are independent, as independence is currently defined in the rules promulgated by Nasdaq. The Finance Committee has not adopted a written charter.

Director Independence

The Board has reviewed director independence. As a result of this review, the Board determined that five of the six directors, including the director being nominated for re-election at the Annual Meeting (Mr. Madison), are independent of us and our management, as independence is currently defined in rules promulgated by Nasdaq. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors, as independence is currently defined in rules promulgated by Nasdaq, and, in the case of the Audit Committee, the SEC and Nasdaq. The independent directors are Messrs. Madison, Lansing, Steiner, Seegal and Thorin. Mr. Ronning is considered an inside director because of his continued employment as our Chief Executive Officer.

Executive Sessions

During the fiscal year ended December 31, 2007, the non-management independent directors met in executive sessions without management on ten occasions. Mr. Madison presided over these executive sessions as the Lead Director.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of various Board committees, and the procedures for reporting concerns to the Board.

The Guidelines provide, among other things, that:

•	a majority of the directors must be independent.

•	the Board designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors.

•	the Board appoint all members of the Board committees.

•	the independent directors meet in executive sessions without the presence of the non-independent directors or members of our management at least four times a year during regularly scheduled Board meeting days and from time to time as deemed necessary or appropriate.

As the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Guidelines from time to time, as appropriate.

Copies of Governance Guidelines, Code Of Conduct and Ethics and Board Committee Charters

Copies of our Corporate Governance Guidelines, Code of Conduct and Ethics and all Board Committee Charters can be viewed on and downloaded from our website at www.digitalriver.com, under the “Investor Relations” link. You may request free print copies of each of them by writing to our Corporate Secretary at the address listed below under the heading “Communications with the Board of Directors.”

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to our Chief Executive Officer and senior financial officers, including our Chief Financial Officer and our Controller, as well as our Board of Directors and all employees. We will provide a copy of the Code to any person, without charge, upon request. These requests can be made in writing to our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. To the extent permitted by the rules promulgated by Nasdaq, we intend to disclose any amendments to, or waivers from, the Code provisions applicable to our Chief Executive Officer and senior financial officers, including our Chief Financial Officer and Controller, or with respect to the required elements of the Code on our website, www.digitalriver.com, under the “Investor Relations” link.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, with the independent directors as a group or with the Lead Director, you may send your communication in writing to our Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. You must include your name and address and indicate whether you are a stockholder of Digital River. The Corporate Secretary will compile all communications, summarize all lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, the Corporate Secretary will forward stockholder communications recommending potential director nominees to the chairman of the Nominating and Corporate Governance Committee. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department for resolution. In this case, the Corporate Secretary will retain a copy of the communication for review by any director upon his request.

Director Nominations

The Nominating and Corporate Governance Committee is the standing committee responsible for identifying and recommending nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. A candidate must exhibit strong personal integrity, character, ethics and judgment. When evaluating prospective candidates, the Committee will consider, in accordance with its charter, such factors as:

•	The candidate’s business skills and experience;

•	The candidate’s satisfaction of independence and qualification requirements of Nasdaq;

•	The mix of directors and their individual skills and experiences; and

•	Core competencies that should be represented on the Board.

When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee assesses the contributions of those directors, their performance and their attendance at Board and respective Committee meetings.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, at 9625 West 76th Street, Eden Prairie, Minnesota, 55344, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. These proposals for nominees will be given due consideration by the Nominating and Corporate Governance Committee for recommendations to the Board based on the nominee’s qualifications.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any shareholder in connection with the 2008 Annual Meeting. We encourage you to forward any stockholder submissions to our Corporate Secretary prior to December 26, 2008, to ensure time for meaningful consideration of the nominee in connection with the 2009 Annual Meeting. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines.

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007, which include our consolidated balance sheets as of December 31, 2007 and 2006, and the consolidated statements of operations, stockholders’ equity and cash flows for each year in the periods ended December 31, 2007, 2006 and 2005, and the related notes.

The Audit Committee reviews our consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq listing standards and SEC rules and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to our corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also regularly meets with our independent auditors who have unrestricted access to the Audit Committee. During the fiscal year ended December 31, 2007, the Audit Committee actively participated in overseeing our efforts in maintaining and testing internal controls over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with which our independent auditors issued an unqualified opinion on February 29, 2008.

The Audit Committee determines the engagement and compensation of the independent auditors, evaluates the performance of and assesses the qualifications of the independent auditors, reviews and pre-approves the retention of the independent auditors to perform any proposed permissible non-audit services and monitors the rotation of partners of the independent auditors on our engagement team. The Audit Committee reviewed and discussed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from us and our management and the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered the compatibility of any non-audit services with the independence of Ernst & Young LLP.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control and the overall quality of our financial reporting. During the last fiscal year, the Audit Committee met with the independent auditors four times without management present in connection with the foregoing matters.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Audit Committee

Thomas F. Madison, Chairman
Perry W. Steiner
J. Paul Thorin

Proposal 2

APPROVAL OF THE PERFORMANCE BONUS PLAN

We are requesting that stockholders approve the Digital River, Inc. Performance Bonus Plan (the “Incentive Plan”), which was adopted by the Board on March 4, 2008, subject to shareholder approval with respect to current and future covered employees (“covered employees”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and executive officers within the meaning of Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“named executive officers”).

The Incentive Plan is a component of our overall strategy to pay our employees for delivering measurable results. The purposes of the Incentive Plan are to motivate senior executives (as defined in the Incentive Plan) by tying compensation to performance, to reward exceptional performance that supports overall Company objectives and to attract and retain top-performing senior executives.

The Incentive Plan is intended to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Code Section 162(m)”). The Board believes that it is in the best interests of the Company and its stockholders to ensure that bonuses to be paid to executive officers are deductible by us for federal income tax purposes. Accordingly, we have structured the Incentive Plan to satisfy the requirements of Code Section 162(m) for “performance-based” compensation. Generally, under Code Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and each of the next three most highly compensated named executive officers (other than its Chief Financial Officer) may be limited to the extent that it exceeds $1,000,000 in any one year. We can deduct compensation in excess of that amount if the compensation qualifies as “performance-based compensation” under Code Section 162(m).

One of the requirements of “performance-based compensation” is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Code Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal will be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance award. With respect to awards under the Incentive Plan, each of these aspects is discussed below, and stockholder approval of the Incentive Plan is intended to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Code Section 162(m).

Below is a summary of the principal provisions of the Incentive Plan. We have attached the Incentive Plan as Appendix A to this proxy statement, and the following description of the Incentive Plan is qualified in its entirety by reference to that Appendix.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to motivate and reward eligible executives by making a portion of their cash compensation dependent on the achievement of certain objective performance goals related to our performance. In accordance with our compensation policy that cash compensation should vary with our performance, a substantial part of each executive’s total cash compensation may be tied to our performance by way of performance-based bonuses under the Incentive Plan.

Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m), we cannot guarantee that the awards under the Incentive Plan to covered employees will qualify for exemption under Code Section 162(m). However, the intention of management and the Compensation Committee is to administer the Incentive Plan in compliance with Code Section 162(m) with respect to covered employees or participants who may become covered employees. If any provision of the Incentive Plan does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the Incentive Plan may be operated without regard to the constraints of Code Section 162(m).

Participants

In selecting participants for the Incentive Plan, the Compensation Committee will choose those senior executives who the Committee believes are most likely to make significant contributions to our success. Individuals eligible for Incentive Plan awards are officers and key employees (as determined by the Compensation Committee), which include our covered employees and named executive officers. Each named executive officer and each person who previously served as a named executive officer during fiscal 2008 and remains employed by us and is an eligible employee, has an interest in Proposal No. 2. The number of key employees who will participate in the Incentive Plan and the amount of Incentive Plan awards are not presently determinable. Participation in future years is at the discretion of the Compensation Committee.

Administration

The Compensation Committee will administer the Incentive Plan. Compensation Committee members must qualify as “outside directors” under Code Section 162(m) in order for cash awards under the Incentive Plan to qualify as deductible performance-based compensation under Code Section 162(m). Our Compensation Committee members meet this requirement. Subject to the terms of the Incentive Plan, the Compensation Committee has the sole discretion to determine the key employees who will receive awards and the amounts, terms and conditions of each award. The Compensation Committee will have the authority to interpret the Incentive Plan.

Maximum Bonus and Payout Criteria

Bonus payments under the Incentive Plan may be made in cash only. The payment to each participant is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. A performance goal is an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Compensation Committee in accordance with Code Section 162(m): (i) revenue; (ii) operating income; (iii) net earnings, (iv) net income, (v) operating profit, (vi) earnings per share, (vii) return measures (including, but not limited to, return on capital, invested capital, assets, equity), (viii) margins, (ix) share price (including, but not limited to, growth measures and total stockholder return), (x) sales growth, (xi) productivity improvement or operating efficiency, (xii) stockholders’ equity, (xiii) cash flow (including, but not limited to, operating cash flow and free cash flow), (xiv) expense targets, (xv) working capital targets (xvi) improved customer satisfaction surveys; (xvii) improved employee satisfaction surveys; (xviii) new market growth; and (xix) internal systems improvements.

A performance period is any period up to 12 months in duration. The performance period(s) individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be adopted no later than the latest time permitted by the Internal Revenue Code in order for bonus payments pursuant to the Incentive Plan to be deductible under Code Section 162(m).

The actual amount of future bonus payments under the Incentive Plan is not presently determinable. However, under the Incentive Plan, during any fiscal year no participant may receive an award of more than $3,000,000. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant’s bonus under the Incentive Plan to an amount below the amount otherwise payable pursuant to the Incentive Plan formula.

Payment of Awards

The payment of a bonus for a given performance period generally requires the participant to be employed by us as of the date the bonus is paid. Prior to the payment of any bonus under the Incentive Plan to covered employees, the Compensation Committee must make a determination, certified in writing, that the conditions to payment for the applicable performance period have been satisfied. The payment of bonuses under the Incentive Plan must be made in cash and occur within a reasonable period of time after the end of the applicable performance period but may occur sooner with respect to Incentive Plan awards to participants who are not subject to the limitations of Code Section 162(m). Payment of bonuses under the Incentive Plan may also be deferred for payment at a future date under the terms of a deferred compensation plan with the consent of the Compensation Committee.

Term and Amendment of Incentive Plan

The Incentive Plan will first become available for performance periods beginning in fiscal 2008. The Incentive Plan does not have a fixed termination date and may be terminated by the Compensation Committee at any time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend, and reinstate, the Incentive Plan at any time, provided that any such amendment or reinstatement shall be subject to shareholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

Section 409A

To the extent applicable, notwithstanding anything in the Incentive Plan to the contrary, the Incentive Plan and all bonus awards (including Code Section 162(m) Bonus Awards) will be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Incentive Plan. Notwithstanding any provision of the Incentive Plan to the contrary, in the event that the Compensation Committee determines that any amounts payable under the Incentive Plan will be taxable to a participant under Code Section 409A and related Department of Treasury guidance, prior to payment to such participant of such amount, we may (i) adopt such amendments to the Incentive Plan and bonus awards (including Code Section 162(m) Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Compensation Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Incentive Plan and the bonus awards (including Code Section 162(m) Bonus Awards) and/or (b) take such other actions as the Compensation Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

New Plan Benefits

All awards to named executive officers are based on actual performance during fiscal 2008 and are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 2

Proposal 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 3

Audit Fees

During the last two fiscal years ended December 31, 2007 and 2006, respectively, the aggregate fees billed by Ernst & Young LLP for the professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our Forms 10-Q were approximately $1,213,000 and $1,457,000, respectively.

Audit-Related Fees

“Audit-related” fees are billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and are not reported under “Audit Fees.” These services include professional services requested by us in connection with review of SEC filings, merger and acquisition due diligence, employee benefit plan audits and attest services pursuant to Statement on Auditing Standard (SAS) No. 70. The aggregate audit-related fees billed by Ernst & Young LLP were approximately $254,000 and $395,000 for the fiscal years ended December 31, 2007 and 2006, respectively.

Tax Fees

Tax fees are billed for professional services for tax compliance, tax advice and tax planning. These services include assistance with tax return preparation and review, federal, state and international tax compliance, strategic tax planning services, including in connection with our international subsidiaries, and structuring of acquisitions. The aggregate fees billed by Ernst & Young LLP for these services were approximately $233,439 and $75,000 for the fiscal years ended December 31, 2007 and 2006, respectively.

All Other Fees

During the last two fiscal years ended December 31, 2007 and 2006, respectively, there were no fees billed by Ernst & Young LLP for professional services other than those described above.

Pre-Approval Policies And Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by our independent auditors. The Audit Committee meets with our independent auditors to pre-approve the annual scope of accounting services to be performed, including all audit and non-audit services, and the related fee estimates. Pre-approval is detailed as to the particular service or category of services to be provided and is generally subject to a specific budget. The Audit Committee also meets with our independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. As appropriate, management and our independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.

Under its charter, the Audit Committee has the authority and responsibility to review and approve the retention of our outside auditors to perform any proposed permissible non-audit services. The Audit Committee may delegate this authority to one or more Committee members, but any approvals of non-audit services made pursuant to this delegated authority must be presented to the full Committee at its next meeting. To date, the Audit Committee has not delegated its approval authority, and all audit and non-audit services provided by Ernst & Young LLP have been pre-approved by the Audit Committee in advance.

Auditors’ Independence

The Audit Committee has determined that the rendering of all the aforementioned services by Ernst & Young LLP were compatible with maintaining the auditors’ independence.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 20, 2008, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percent

Capital Research and Management Company	4,125,000	11.1%
333 South Hope Street Los Angeles, California 90071
T. Rowe Price Associates, Inc.	2,841,250	7.7%
100 E. Pratt Street Baltimore, Maryland 21202
Joel A. Ronning(2)	1,173,046	3.2%
Thomas M. Donnelly(3)	169,893	*
Kevin L. Crudden(4)	38,647	*
William J. Lansing(5)	66,200	*
Thomas F. Madison(6)	101,720	*
Perry W. Steiner(7)	47,500	*
J. Paul Thorin(8)	90,000	*
Frederic M. Seegal(9)	73,000	*
All directors and executive officers as a group (8 persons)(10)	1,760,006	4.7%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Applicable percentages are based on 37,083,999 outstanding on March 20, 2008, adjusted as required by rules promulgated by the SEC.

(2)	Includes 43,750 shares of restricted stock subject to our right of repurchase and 662,782 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(3)	Includes 42,500 shares of restricted stock subject to our right of repurchase and 120,937 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(4)	Includes 11,590 shares of restricted stock subject to our right of repurchase and 23,940 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(5)	Includes 12,000 shares of restricted stock subject to our right of repurchase and 40,000 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(6)	Includes 18,666 shares of restricted stock subject to our right of repurchase and 67,188 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(7)	Includes 11,833 shares of restricted stock subject to our right of repurchase and 30,000 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(8)	Includes 11,833 shares of restricted stock subject to our right of repurchase and 72,500 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(9)	Includes 12,000 shares of restricted stock subject to our right of repurchase and 55,000 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

(10)	See footnotes number 2 through 9 above. Includes 164,172 shares of restricted stock subject to our right of repurchase and 1,072,347 shares issuable upon exercise of options exercisable within 60 days of March 20, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

Compensation of Directors

Retainer and Meeting Fees

Directors who are our employees do not receive any additional compensation for their services as directors. During fiscal year 2007, non-employee directors received an annual retainer of $15,000, which is paid quarterly, and cash compensation of $2,500 for each regular board meeting they attended in person, which compensation decreased to $1,000 if the meeting was attended telephonically. In March 2008, the full Board reviewed the non-employee directors’ cash compensation and left it unchanged for fiscal year 2008 with the exception that directors shall be paid cash compensation of $1,000 for each special meeting of the Board attended and $1,000 for each special meeting of a committee attended.

In addition to the retainer and meeting fees, non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

Equity Compensation

In 2007, each non-employee director received an annual restricted stock grant of 5,000 shares of our common stock, which vests annually, one-third per year, over a three-year period. The grant of the restricted stock award and the vesting schedule are designed to further align the directors’ interests with the interests of our stockholders and to provide the directors with an incentive to maximize long-term stockholder value.

In addition to the restricted stock grants, which were made to all non-employee directors, the chairmen of the Compensation, Nominating and Corporate Governance and Finance Committees each received an additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee received an additional annual restricted stock grant of 2,000 shares; members of the Audit Committee (other than the chairman) each received an annual restricted stock grant of 1,000 shares; and the Lead Director received an annual restricted stock grant of 1,500 shares. All of these restricted stock grants vest annually, one-third per year, over a three-year period.

In March 2008, the Compensation Committee and the full Board reviewed the non-employee directors’ equity component to the compensation program and left it unchanged for fiscal year 2008. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors.

The following table shows compensation information for our non-employee directors for fiscal year 2007.

Director Compensation
For Fiscal Year 2007

				Non-Equity
		Stock	Option	Incentive Plan	All Other
	Fees Earned or	Awards	Awards	Compensation	Compensation
Name	Paid in Cash ($)	($)(1)	($)(2)	($)	($)	Total ($)

William J. Lansing(3)	$27,500	$162,852	$156,132	$—	$—	$346,484
Thomas F. Madison(4)	$27,500	$246,160	$228,054	$—	$—	$501,714
Frederic M. Seegal(5)	$27,500	$162,852	$156,132	$—	$—	$346,484
Perry W. Steiner(6)	$27,500	$156,989	$154,590	$—	$—	$339,079
J. Paul Thorin(7)	$27,500	$156,989	$154,590	$—	$—	$339,079

(1)	This column is the dollar amount recognized for financial statement reporting purposes for 2007 for the fair value of restricted stock granted in 2007 and in prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, the fair value is calculated using the closing price of Digital River stock on the date of grant.

(2)	This column is the dollar amount recognized for financial statement reporting purposes for 2007 for the fair value of stock options granted in prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions for the grants, refer to note 5, Stock-Based Compensation, in the Digital River, Inc. financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(3)	Reflects the compensation costs recognized by Digital River in 2007 for stock award and stock option grants with the following fair values as of the grant date: (a) $210,660 for a stock award grant for 6,000 shares made on February 10, 2006; (b) $332,340 for a stock award grant for 6,000 shares made on February 28, 2007; (c) $423,668 for a stock option grant to purchase 25,000 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Lansing has 10,000 stock awards and 40,000 options outstanding at the end of 2007.

(4)	Reflects the compensation costs recognized by Digital River in 2007 for stock award and stock option grants with the following fair values as of the grant date: (a) $298,435 for a stock award grant for 8,500 shares made on February 10, 2006; (b) $526,205 for a stock award grant for 9,500 shares made on February 28, 2007; (c) $466,045 for a stock option grant to purchase 27,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $633,525 for a stock option grant to purchase 37,500 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Madison has 15,166 stock awards and 67,188 options outstanding at the end of 2007.

(5)	Reflects the compensation costs recognized by Digital River in 2007 for stock award and stock option grants with the following fair values as of the grant date: (a) $210,660 for a stock award grant for 6,000 shares made on February 10, 2006; (b) $332,340 for a stock award grant for 6,000 shares made on February 28, 2007; (c) $423,678 for a stock option grant to purchase 25,000 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Seegal has 10,000 stock awards and 55,000 options outstanding at the end of 2007.

(6)	Reflects the compensation costs recognized by Digital River in 2007 for stock award and stock option grants with the following fair values as of the grant date: (a) $193,105 for a stock award grant for 5,500 shares made on February 10, 2006; (b) $332,340 for a stock award grant for 6,000 shares made on February 28, 2007; (c) $381,310 for a stock option grant to purchase 22,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Steiner has 9,666 stock awards and 30,000 options outstanding at the end of 2007.

(7)	Reflects the compensation costs recognized by Digital River in 2007 for stock award and stock option grants with the following fair values as of the grant date: (a) $193,105 for a stock award grant for 5,500 shares made on February 10, 2006; (b) $332,340 for a stock award grant for 6,000 shares made on February 28, 2007; (c) $381,310 for a stock option grant to purchase 22,500 shares made on February 9, 2004 at an exercise price of $22.98 per share; and (d) $422,350 for a stock option grant to purchase 25,000 shares made on February 10, 2005 at an exercise price of $30.69 per share. Mr. Thorin has 9,666 stock awards and 72,500 options outstanding at the end of 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The Compensation Committee bases its executive compensation programs on the same objectives that guide us in establishing all of our compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance and company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to company performance and shareholder returns, because they are more able to affect our business results.

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the compensation programs of other employers who compete with us for talent.

•	Compensation should reward performance. Our programs should deliver top-tier compensation given top-tier individual and company performance. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to us.

•	Compensation should foster the long-term focus required for success in the e-commerce industry. While all employees receive a mix of both annual and long-term incentives, employees at higher levels have an increasing proportion of their compensation tied to long-term performance because they are in a position to have greater influence on long-term results.

The above policies guide the Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration a number of factors related to our performance, such as our revenue growth, earnings per share and profitability as well as competitive practices among our peer group.

Our executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, SEC and Internal Revenue Code rules. The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.digitalriver.com.

Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisors to assist it in carrying out its responsibility. In June 2007, Frederic W. Cook & Co., Inc. (“Cook & Co.”) was retained by the Compensation Committee. Cook & Co. provides no other compensation or benefit consulting services to us. During fiscal 2007, the independent compensation consultant advised the Compensation Committee on base salaries and annual and long-term incentives for our senior executives. The independent compensation consultant reports to the Compensation Committee rather than to management, although the consultant may meet with management from time-to-time for purposes of gathering information on proposals that management may make to the Compensation Committee. The Compensation Committee is free to replace the independent compensation consultant or hire additional consultants at any time. The independent compensation consultant does not provide any other services to us and receives compensation only with respect to the services provided to the Compensation Committee.

Role of Executive Management in Compensation Decisions

The Compensation Committee on occasion meets with our chief executive officer, Mr. Ronning, and/or other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Compensation Committee on the base salary, annual incentive targets and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation.

Mr. Ronning attends some of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Ronning’s compensation package with him, but makes decisions with respect to Mr. Ronning’s compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers. The Compensation Committee has authorized Mr. Ronning to make salary adjustments and short-term incentive (bonus) decisions for all employees other than the named executive officers.

Elements of Compensation

There are three major elements that comprise our compensation program: (i) base salary; (ii) annual incentive opportunities; and (iii) long-term incentives, such as equity awards. We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and annual incentive targets are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

The Compensation Committee reviews the compensation program on an annual basis, including each of the above elements, which are reviewed from time to time to ensure that compensation levels remain competitive. In setting compensation levels for a particular executive, the Compensation Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. We have an employment or severance agreement with each of our named executive officers. The agreements for each of Messrs. Ronning, Donnelly and Crudden are discussed below under the section entitled “Employment and Change of Control Agreements.”

Key Considerations and Process

In applying the program objectives and the elements of compensation, the Compensation Committee takes into account the following key considerations and adheres to the following processes:

Competitive Market Assessment.  We conduct a competitive market assessment for each of the primary elements of our executive compensation program. In setting executive compensation levels, the Compensation Committee reviews market data from the following sources:

•	Peer Group Information. The Compensation Committee considers information from the proxy statements of 15 “peer group” public companies with revenues ranging from $100 million to

$800 million. The peer group is composed primarily of internet-based companies. The following companies were included in our comparison peer group for our fiscal year 2007:

Comparison Peer Group

Akamai Technologies	Macrovision	SAVVIS
Ariba	MIVA	Syntel
GSI Commerce	RealNetworks	ValueClick
Imergent	RightNow Technologies, Inc.	VeriFone Holdings
InfoSpace	Salesforce.com, Inc.	Websense

•	Aon-Radford Executive Survey. This survey provides base salary and short-term and long-term incentive information on U.S. high-technology and manufacturing companies. The Compensation Committee considers benchmark information in this survey.

•	Information from Cook & Co. Our Compensation Committee also considers competitive market information provided by Cook & Co., an independent advisor retained by the Compensation Committee. In establishing compensation for fiscal 2008, Cook & Co. compiled and analyzed proxy data from the peer group and survey data from the Aon-Radford Executive Survey for each of our named executive officers.

Considerations for Mr. Ronning.  The Compensation Committee considers the following factors in setting the compensation arrangements for Mr. Ronning:

•	An annual assessment of his performance conducted by our Nominating and Governance Committee;

•	The financial and strategic results achieved by our company for the last fiscal year;

•	The financial plans and strategic objectives for the next fiscal year;

•	Other strategic factors critical to the long-term success of our business;

•	The competitive market data identified above; and

•	Guidance from the Compensation Committee’s independent compensation consultant.

Considerations for Other Named Executive Officers.  The Compensation Committee considers the following factors in setting the compensation arrangements for each of the other named executive officers.

•	Mr. Ronning’s assessment of the named executive officer’s individual performance and contributions to our performance for the most recent fiscal year;

•	Our business and financial performance for the most recent fiscal year;

•	The competitive market data identified above applicable to

the specific position that the named executive officer holds; and

•	Mr. Ronning’s recommendations regarding compensation levels for the other named executive officers.

Review of Tally Sheets.  On an annual basis (with the most recent version covering 2007 presented in March 2008), management prepares and presents to the Committee tally sheets for each of the named executive officers to provide the Committee the following compensation data:

•	Base salary;

•	Short-term incentive compensation;

•	Long-term incentive compensation;

•	Value of in-the-money stock options, both vested and unvested; and

•	Value of restricted stock grants.

The Compensation Committee reviewed these tally sheets and compared tally sheets for the named executive officers with competitive market data for comparable executives in the peer group to establish compensation for fiscal 2008.

Base Salary

Base salary is the fixed portion of executive compensation targeted at the median level for technology companies with similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews with our chief executive officer an annual salary plan for our named executive officers (other than our chief executive officer). The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed by our chief executive officer based on publicly available competitive compensation information on organizations with similar characteristics, such as size, scope of operations, revenue growth and business focus, and on performance judgments as to the past and expected future contributions of the individual executives. Additional factors include levels of responsibility, breadth of knowledge and expertise and prior experience. The Compensation Committee reviews and establishes the base salary of the chief executive officer based on similar competitive compensation data and the Compensation Committee’s assessment of his past performance and its expectation as to his future contributions in directing our long-term success.

We pay a competitive base salary to help us attract and retain talented executives. The amount of annualized base salary and year-over-year increase for each of the named executive officers in fiscal 2007 is set forth in the following table:

Base Salary Table

	Fiscal Year 2006	Fiscal Year 2007

Joel A. Ronning	$250,000	$450,000
Thomas M. Donnelly	$250,000	$300,000
Kevin L. Crudden	$225,000	$235,000

In February 2007, Mr. Ronning received a base salary increase based upon an assessment of his performance in fiscal year 2006 and the competitiveness of his base salary utilizing peer group information as the principal benchmark. In determining changes to base salary for the other named executive officers, our Compensation Committee considered individual performance, a competitive assessment, and other considerations discussed earlier in this Compensation Discussion & Analysis.

In February 2007, the Compensation Committee increased the base salaries of each of the named executive officers identified in the Summary Compensation Table. Based upon the compensation survey, the Compensation Committee determined that the increases were appropriate to achieve the desired market positioning for each named executive officer.

Annual Incentive Opportunities

The variable portion of executive compensation is paid pursuant to annual bonus arrangements agreed to by the Compensation Committee and the executive at or near the beginning of the fiscal year. The Compensation Committee believes that the annual bonus of key employees, including named executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. The bonus payable to our chief executive officer, chief financial officer and vice president and general counsel was a discretionary award based on our overall performance during fiscal year 2007.

Bonuses paid to our named executive officers under the bonus arrangements for fiscal year 2007 were:

		Percentage of Salary
Named Executive Officer	Amount	Earned in Fiscal Year 2007

Joel A. Ronning	$500,000	111%
Thomas M. Donnelly	$200,000	67%
Kevin L. Crudden	$78,750	34%

In March 2008, the Compensation Committee determined that bonuses should continue to be based upon optimizing revenues while maintaining prudent management of gross margins and operating expenses. The Compensation Committee believes these goals are the strongest drivers of our long-term value. In connection with developing performance-based goals for fiscal 2008, the Compensation Committee has approved the Performance Bonus Plan which is presented as Proposal 2 in this proxy statement to stockholders for approval. In March 2008, the Compensation Committee established performance goals for 2008 for the named executive officers under the terms of the Performance Bonus Plan.

Long-Term Incentive Compensation

Long-term equity incentives are provided through grants of stock options and restricted stock to executive officers and other employees pursuant to the terms and conditions of our stockholder-approved 1998 Equity Incentive Plan and 2007 Equity Incentive Plan. The stock component of compensation is intended to retain and motivate employees to grow long-term stockholder value. Initial grants of stock options are generally made to eligible employees upon commencement of employment. Following the initial hire, additional equity incentive grants may be made to participants pursuant to a periodic grant program or following a significant change in job responsibilities, scope or title. Stock options under the 2007 Equity Incentive Plan generally vest over a four-year period and expire ten years from the date of grant. Stock options are granted at fair market value on the date of grant and have value only if our stock price increases. The Compensation Committee believes this element of the total compensation program directly links the executive’s interests with those of our stockholders and our long-term performance.

The Compensation Committee establishes the number of shares subject to, and terms of, options and restricted stock awards granted under the 2007 Equity Incentive Plan to the named executive officers. The Compensation Committee encourages executives to build an ownership investment in our common stock. Outstanding performance by an individual executive officer is recognized through larger equity grants.

As an integral component of its long-term strategic planning process, the Compensation Committee evaluates a number of factors impacting its employee compensation philosophy, including our stage of growth, competitive environment, business complexity and market opportunity. One of the key conclusions from this analysis is that Digital River continues to operate in a high-growth environment that is subject to rapid change, complexity and a multitude of business risks. To continue our record of success in this challenging environment, we believe that our compensation practices must remain competitive with practices of peer group companies with similar growth rates and long-term opportunities.

The Compensation Committee has granted equity awards at its scheduled meetings. Grants approved during scheduled meetings become effective and are priced as of the date of approval. Grants to new hires are approved by the Compensation Committee on the first trading day of the month after the month of hire and are priced as of the date of approval. Under the 2007 Equity Incentive Plan, all stock option grants have a per share exercise price equal to the fair market value of our common stock on the grant date. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material non-public information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material non-public information based on equity award grant dates. Equity compensation awards typically vest over a four-year period.

The Compensation Committee believes that our ability to attract, retain and motivate key executives is critical to achieving strategic goals, which in turn helps build long-term value. The number of options and restricted stock awards the Compensation Committee grants to each named executive officer and the vesting schedule for each grant is determined based on a variety of factors, including market data collected regarding the equity grant ranges for peer companies as well as the performance rating each executive is given by Mr. Ronning. Mr. Ronning assigns a performance rating to each member of the executive team that reports to him based on a number of factors, including the individual’s accomplishments during the prior fiscal year and over the course of his or her service with us. These performance ratings are taken into consideration in the determination of equity grant proposals for the named executive officers which Mr. Ronning recommends to the Compensation Committee for consideration.

In March 2008, the Compensation Committee approved a grant of 100,000 options and 25,000 performance-based shares to Mr. Ronning. In March 2008, the Compensation Committee approved a grant of 45,000 options and 22,500 performance-based shares to Mr. Donnelly. In March 2008, the Compensation Committee approved a grant of 10,000 options and 8,000 performance-based shares to Mr. Crudden. These grants were made based upon a review of equity grants to similarly situated executives in peer companies. Further, the performance-based shares require us to meet certain performance requirements in fiscal 2008 and, upon achievement of those requirements, vest over four years commencing on the date of grant. If we do not meet the performance goals in fiscal 2008, these performance-based shares are forfeited in their entirety.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all of our employees are eligible to receive matching contributions that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2007 was $0.50 for each dollar of each participant’s pretax contributions. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers or other employees other than the 401(k) Plan.

We also offer a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, employee assistance and certain other benefits. Many employees also are eligible for variable pay under sales incentive plans, profit sharing programs and/or the incentive arrangements described above.

The 401(k) Plan and other generally available benefit programs allow us to remain competitive for employee talent, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an annual basis, we benchmark our overall benefits programs, including our 401(k) Plan, against our peer group.

In connection with his employment arrangements, Mr. Ronning is entitled to a car allowance and life insurance benefits. In 2007, we paid $18,040 in car allowances and $11,150 in life insurance premiums on behalf of Mr. Ronning. Messrs. Donnelly and Crudden did not receive any perquisites in fiscal 2007 other than matching contributions under the 401(k) Plan.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the directors to more closely align the interests of our directors with those of our stockholders. The guidelines provide that non-employee directors should maintain an investment in Digital River common stock equal to at least $200,000. This investment level should be achieved within a specified period or, in any event, no later than four years after their initial election as a director.

The Board has not adopted stock ownership guidelines for its named executive officers but intends to consider establishing such guidelines.

Compensation of Chief Executive Officer

The compensation of Mr. Ronning, our chief executive officer, consists of all three of the above-described components. The Compensation Committee believes that the compensation awarded to Mr. Ronning should reflect our overall performance and, accordingly, for the year ended December 31, 2007, the Compensation Committee used a number of factors and criteria to determine Mr. Ronning’s compensation, including our ability to maintain revenue growth, penetrate new markets, complete strategic acquisitions and manage operating expenses.

In February 2007, the Compensation Committee increased Mr. Ronning’s base salary from $250,000 in 2006 to $450,000 in 2007. This increase reflected the Compensation Committee’s belief that Mr. Ronning’s base salary was below a competitive level for similar companies with revenue between $200 million to $1 billion as reflected in the Aon-Radford survey of companies. According to the survey, Mr. Ronning’s base salary was in the in the bottom 10% of the Chief Executive Officers. The increase in his salary places him under the median salary of $500,000 and the average salary of $520,000.

Based upon our overall performance in 2007 as well as Mr. Ronning’s leadership of our management team throughout the year, a bonus of $500,000 was approved to Mr. Ronning in March 2008. In assessing this bonus, the Compensation Committee considered our financial performance in 2007 as well as the achievement of personal objectives by Mr. Ronning.

The Compensation Committee reviewed market data to determine whether to grant Mr. Ronning equity incentives. Based on Mr. Ronning’s 2006 performance, in February 2007, the Compensation Committee determined to grant him an option to acquire 100,000 shares of our common stock and a restricted stock grant of 25,000 shares. The Compensation Committee believes that Mr. Ronning’s compensation is comparable to that received by the chief executive officers of those companies in the peer group.

Mr. Ronning’s compensation pursuant to his employment agreement, described in more detail below, consists of a base salary of $450,000, which will remain his base salary for 2008. In 2007, Mr. Ronning’s compensation also included a cash bonus of $500,000 based on his and our performance, which was paid in early 2008. In addition, in March 2008, Mr. Ronning was granted stock options to purchase an aggregate of 100,000 shares of our common stock and 25,000 performance-based shares as part of his total compensation package. The performance-based shares require us to meet certain performance requirements in fiscal 2008 and, upon achievement of those requirements, vest over four years commencing on the date of grant. If we do not meet the performance goals in fiscal 2008, these performance-based shares are forfeited in their entirety. The Compensation Committee may grant stock options, restricted stock, stock appreciation rights, or other equity incentives (“Equity Incentives”) to Mr. Ronning in the future.

Severance and Change of Control Agreements

Severance Pay Arrangements.  We have an employment agreement with Mr. Ronning and a Severance and Change of Control Agreement with each of Messrs. Donnelly and Crudden that contain severance pay arrangements. The severance provisions of these agreements are designed to provide clarity with respect to the rights and obligations of the parties upon the termination of employment with us. The terms of these agreements are described below.

Change in Control Arrangements.  If a change in control of our company were to occur, the Compensation Committee believes that it is in the best interests of stockholders to ensure the retention of key executives to facilitate an orderly transition. For this reason, the agreements with Messrs. Ronning, Donnelly and Crudden contain change in control provisions. These agreements reduce the risk of losing key management personnel that may occur during a critical period of a potential or actual change in control of our company. These provisions are separate from the severance provisions identified above but would not allow an executive to obtain duplicative severance benefits upon termination of employment.

The change in control provisions contain a “double trigger” severance provision, which means that, in order to receive severance benefits, an executive’s employment must be terminated within a specified period following a change in control. The Compensation Committee believes that a double trigger design is more appropriate for severance benefits than the single trigger design as it prevents payments in the event of a change in control where the executive continues to be employed without an adverse effect on compensation, role and responsibility or job location. Additional details about these agreements are described below.

The levels of severance pay and benefits that would be provided under our severance pay arrangements and practices are competitive with the practices of other companies in our industry. Our Compensation Committee believes that they are important elements of a total compensation program to attract and retain senior executives. The peer group data also indicates that the other terms and conditions of our change in control severance pay plan are consistent with the design provisions and benefit levels of similar plans at other companies for which we compete for executive talent.

Joel A. Ronning

Effective as of February 28, 2007, we entered into an employment agreement with Joel A. Ronning, our chief executive officer, which superseded his prior employment agreement. The term of the employment agreement is two years with automatic one-year renewals if the agreement is not terminated prior to the end of the initial two year period (the “Expiration Date”) (as extended in connection with any renewed term).

In the event of Mr. Ronning’s termination by Digital River for any reason except upon his retirement, death or disability or for cause, and including, without limitation, our failure to renew his employment agreement, or upon Mr. Ronning’s voluntary termination following failure to reappoint Mr. Ronning as our chief executive officer, a material change in his function, duties or responsibilities without his consent that would cause Mr. Ronning’s position to become one of lesser responsibility, importance, or scope, relocation of Mr. Ronning’s principal place of employment by more than thirty miles, or a material breach of his employment agreement, or upon Mr. Ronning’s voluntary (as described above) or involuntary termination of employment following a change of control of Digital River, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three-year average of his annual bonus amount, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Ronning’s cash severance is paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested Equity Incentives held by Mr. Ronning will immediately vest and become exercisable and any unexercised stock options will remain exercisable for 12 months following his termination of employment (unless sooner terminated in connection with a change of control transaction). In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Ronning also has agreed not to compete with Digital River in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

In the event of Mr. Ronning’s death, we will award to his beneficiaries a pro-rated bonus, in an amount equal the Board’s good faith estimate of the bonus Mr. Ronning would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Ronning’s bonuses for the three most recent years. In the event that we terminate Mr. Ronning following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year.

Thomas M. Donnelly

Effective as of March 4, 2008, we entered into an amended and restated change of control and severance agreement with Thomas M. Donnelly, our chief financial officer. In the event of Mr. Donnelly’s termination by

Digital River for any reason except upon his retirement, death or disability or for cause, or upon Mr. Donnelly’s voluntary termination following a material change in his function, duties or responsibilities without his consent that would cause Mr. Donnelly’s position to become one of lesser responsibility, importance, or scope, relocation of Mr. Donnelly’s principal place of employment by more than thirty miles, or a material breach of his change of control and severance agreement, or upon Mr. Donnelly’s voluntary (as described above) or involuntary termination of employment following a change of control of Digital River, he will be entitled to termination payments equal to his base salary at the time of termination, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Donnelly’s cash severance is paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested Equity Incentives held by Mr. Donnelly will immediately vest and become exercisable and any unexercised stock options will remain exercisable for 90 days following his termination of employment (unless sooner terminated in connection with a change of control transaction). In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Donnelly also has agreed not to compete with Digital River in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

In the event of Mr. Donnelly’s death, we will award to his beneficiaries a pro-rated bonus, in an amount equal the Board’s good faith estimate of the bonus Mr. Donnelly would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Donnelly’s bonuses for the three most recent years. In the event that we terminate Mr. Donnelly following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year.

Kevin L. Crudden

Effective as of March 4, 2008, we entered into a change of control and severance agreement with Kevin L. Crudden, our vice president and general counsel. In the event of Mr. Crudden’s termination by Digital River for any reason except upon his retirement, death or disability or for cause, or upon Mr. Crudden’s voluntary termination following a material change in his function, duties or responsibilities without his consent that would cause Mr. Crudden’s position to become one of lesser responsibility, importance, or scope, relocation of Mr. Crudden’s principal place of employment by more than thirty miles, or a material breach of his change of control and severance agreement, or upon Mr. Crudden’s voluntary (as described above) or involuntary termination of employment following a change of control of Digital River, he will be entitled to termination payments equal to his base salary at the time of termination, as well as a continuation of certain employee benefits for a period of 12 months. Mr. Crudden’s cash severance is paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code. In addition, any unvested Equity Incentives held by Mr. Crudden will immediately vest and become exercisable and any unexercised stock options will remain exercisable for 90 days following his termination of employment (unless sooner terminated in connection with a change of control transaction). In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code. Mr. Crudden also has agreed not to compete with Digital River in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

In the event of Mr. Crudden’s death, we will award to his beneficiaries a pro-rated bonus, in an amount equal the Board’s good faith estimate of the bonus Mr. Crudden would have earned in the year of his death; provided, however, that the good faith estimate of the bonus will be at least equal to the average of Mr. Crudden’s bonuses for the three most recent years. In the event that we terminate Mr. Crudden following his permanent disability, we will continue to provide him with term life insurance and medical insurance benefits for a period of one year.

See the table on page 33 of this proxy statement for more information related to the severance benefits for each of Messrs. Ronning, Donnelly and Crudden.

Accounting and Tax Considerations

In designing its compensation programs, the Compensation Committee takes into consideration the accounting and tax effect that each element of compensation will or may have on us and the executive officers and other employees as a group. We recognize a charge to earnings for financial accounting purposes when either stock options or restricted stock awards are granted.

Digital River is limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to certain named executive officers in a taxable year. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forego deductibility when the Compensation Committee believes it to be in our best interests and the best interests of our stockholders. The Compensation Committee is asking the stockholders to approve the Performance Bonus Plan discussed under Proposal 2 above to seek the maximum tax deduction possible under Section 162(m) of the Code.

The Compensation Committee believes that the compensation programs described above provide compensation that is competitive with our peer group, link executive and stockholder interests, and provide the basis for us to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, our performance and stockholder value as a basis for determining our ongoing compensation policies and practices.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, the Compensation Committee was composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is or has ever been one of our officers or employees, or has had any relationship with us that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves, or in the past fiscal year has served, on the board of directors or as a member of a compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2007. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in our proxy statement for our 2008 Annual Meeting of stockholders.

This report is submitted by the Compensation Committee.

Compensation Committee

William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

Summary of Compensation

The following table shows for the fiscal year ended December 31, 2007, compensation awarded or paid to, or earned by, our principal executive officer, principal financial officer and vice president and general counsel (the “named executive officers”). We did not have any other executive officers in 2007.

Summary Compensation Table
						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus ($)	Awards ($)	Awards ($)	Compensation	Compensation		Total
Name and Principal Position	Year	($)	(1)	(2)	(3)	($)	($)		($)

Joel A. Ronning	2007	$411,538	$500,000	$289,579	$2,453,294	—	$35,685	(4)	$3,690,096
Chief Executive Officer	2006	$250,000	$1,250,000	—	$2,187,447	—	$35,435	(5)	$3,722,882
Thomas M. Donnelly	2007	$288,461	$200,000	$319,436	$848,410	—	$7,750	(6)	$1,663,807
Chief Financial Officer	2006	$250,000	$250,000	$77,944	$476,867	—	$7,500	(7)	$1,062,313
Kevin L. Crudden	2007	$231,538	$78,750	$60,560	$162,392	—	$7,750	(6)	$540,740
Vice President & General Counsel

(1)	The amounts in this column are the 2007 and 2006 discretionary bonuses paid in March 2008 and 2007, respectively, based on the executive’s and Digital River’s performance in that fiscal year.

(2)	The amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the 2007 and 2006 fiscal years, in accordance with SFAS 123(R), for restricted stock awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, the fair value is calculated using the closing price of Digital River stock on the date of grant.

(3)	The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the 2007 and 2006 fiscal years, in accordance with SFAS 123(R), for option awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions for the stock option grants, refer to note 5, Stock-Based Compensation, in the Digital River, Inc. financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(4)	This amount consists of (a) Digital River’s matching contribution of $7,750 under our tax qualified 401(k) Plan, (b) $16,785 in Company car expense, which we paid on Mr. Ronning’s behalf and (c) $11,150 in life insurance premiums.

(5)	This amount consists of (a) Digital River’s matching contribution of $7,500 under our tax qualified 401(k) Plan, (b) $16,785 in Company car expense, which we paid on Mr. Ronning’s behalf and (c) $11,150 in life insurance premiums.

(6)	This amount is Digital River’s matching contribution of $7,750 under our tax qualified 401(k) Plan.

(7)	This amount is Digital River’s matching contribution of $7,500 under our tax qualified 401(k) Plan.

Grants Of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End Table on the following page.

Grants of Plan-Based Awards
For Fiscal Year 2007

			All Other
		All Other Stock	Option Awards:	Exercise or
		Awards: Number	Number of	Base Price of	Grant Date Fair
		of Securities	Securities	Option	Value of Stock
		Underlying	Underlying	Awards	and Option
Name	Grant Date	Options (#)(1)	Options (#)(2)	($/share)(3)	Awards ($)(4)

Joel A. Ronning	2/28/2007		100,000	$55.39	$2,746,030
	2/28/2007	25,000			$1,384,750
Thomas M. Donnelly	2/28/2007		80,000	$55.39	$1,753,872
	2/28/2007	20,000			$1,107,800
Kevin L. Crudden	2/28/2007		5,760	$55.39	$126,279
	2/28/2007	1,440			$79,762

(1)	This column shows the number of restricted shares granted in 2007 to the named executive officers. The shares vest annually over four years starting on February 29, 2008.

(2)	This column shows the number of stock options granted in 2007 to the named executive officers. The options vest 6.25% quarterly starting May 31, 2007.

(3)	This column shows the exercise price for the stock options granted in 2007, which was the closing price of Digital River stock on February 28, 2007, the date the options were granted.

(4)	This column shows the full grant date fair value of restricted stock and stock options under SFAS 123R granted to the named executives in 2007. For restricted stock, fair value is calculated using the closing price of Digital River stock on the grant date of $55.39. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $27.46 for Mr. Ronning and $21.92 for Mr. Donnelly and Mr. Crudden. For additional information on the valuation assumptions, refer to note 5 of the Digital River financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

For a discussion of the element of pay in this table see the Compensation Discussion and Analysis section starting on page 20 of this proxy statement.

Outstanding Equity Awards

The following table provides a summary of equity awards outstanding at December 31, 2007, for each of our named executive officers.

2007 Outstanding Equity Awards at Year End

Option Awards								Stock Awards
													Equity
													Incentive
													Plan Awards:
												Equity	Market or
					Equity							Incentive	Payout
					Incentive							Plan Awards:	Value of
					Plan Awards:			Number of		Market		Number of	Unearned
		Number of	Number of		Number of			Shares or		Value of		Unearned	Shares,
		Securities	Securities		Securities			Units of		Shares or		Shares, Units	Units or
		Underlying	Underlying		Underlying			Stock		Units of		or Other	Other Rights
		Unexercised	Unexercised		Unexercised	Option	Option	That		Stock That		Rights That	That Have
	Grant	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not		Have Not	Not Vested
Name	Date	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)		Vested (#)	($)

Joel A. Ronning	2/21/2001	134,282	—		—	$5.125	2/21/2011	—		$—		—	$—
	2/8/2002	156,817	—		—	$13.92	2/8/2012	—		$—		—	$—
	2/8/2002	7,183	—		—	$13.92	2/8/2012	—		$—		—	$—
	2/13/2003	162,750			—	$10.50	2/13/2013	—		$—		—	$—
	2/9/2004	151,399	8,149	(1)	—	$22.98	2/9/2014	—		$—		—	$—
	2/9/2004	4,351	4,351	(2)	—	$22.98	2/9/2014	—		$—		—	$—
	2/10/2006	73,500	112,500	(3)	—	$35.11	2/10/2016	—		$—		—	$—
	2/28/2007	18,750	81,250	(4)	—	$55.39	2/28/2017	—		$—		—	$—
	2/28/2007	—	—		—	—	—	25,000	(5)	$826,750	(6)	—	$—
Thomas M. Donnelly	2/10/2005	34,375	15,625	(7)	—	$30.69	2/10/2015	—		$—		—	$—
	5/10/2005	31,250	18,750	(8)	—	$25.23	5/10/2015	—		$—		—	$—
	6/15/2005	15,625	9,375	(9)	—	$28.75	6/15/2015	—		$—		—	$—
	2/10/2006	4,375	5,625	(3)	—	$35.11	2/10/2016	—		$—		—	$—
	2/10/2006	—	—		—	—	—	7,500	(10)	$248,025	(6)	—	$—
	2/28/2007	15,000	65,000	(4)	—	$55.39	2/28/2017	—		$—		—	$—
	2/28/2007	—	—		—	—	—	20,000	(5)	$661,400	(6)	—	$—
Kevin L. Crudden	1/3/2006	17,500	22,500	(11)	—	$30.69	2/10/2015	—		$—		—	$—
	2/10/2006	—	—		—	—	—	3,750	(6)	$124,013	(6)	—	$—
	2/28/2007	1,080	4,680	(4)	—	$55.39	2/28/2017	—		$—		—	$—
	2/28/2007	—	—		—	—	—	1,440	(5)	$47,621	(6)	—	$—

(1)	These shares became exercisable on February 9, 2008.

(2)	These shares became exercisable on February 9, 2008.

(3)	The shares vest 6.25% quarterly, starting on May 10, 2006.

(4)	The shares vest 6.25% quarterly, starting on May 31, 2007.

(5)	The shares vest 25% annually starting on February 29, 2008.

(6)	The market value of stock awards is based on the closing market price of Digital River stock as of December 31, 2007, which was $33.07.

(7)	The shares vest 25% starting on February 10, 2006, then 6.25% quarterly thereafter.

(8)	The shares vest 25% starting on May 10, 2006, then 6.25% quarterly thereafter.

(9)	The shares vest 25% starting on June 15 2006, then 6.25% quarterly thereafter.

(10)	The shares vest 25% annually starting on February 10, 2007.

(11)	The shares vest 25% starting on January 3 2007, then 6.25% quarterly thereafter.

Option Exercises and Stock Vested

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Shares
	Shares	Value	Shares	Withheld to	Value
	Acquired on	Realized on	Acquired on	Cover Taxes	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	(#)	Vesting ($)

Joel A. Ronning	726,800	$31,741,943	—	—	—
Thomas M. Donnelly	—	—	1,603	897	$136,400
Kevin L. Crudden	—	—	758	492	$68,200

Change of Control and Severance Benefits

Involuntary Termination other than Death, Disability, or Retirement; Certain Voluntary Terminations — Including Termination following a Change of Control

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon a termination of the employment of our named executive officers. The table assumes termination on December 31, 2007 and payment of such termination obligations within a reasonable time thereafter.

				Continued
Name	Salary	Bonus	Equity Acceleration	Benefits	Total

Joel A. Ronning	$450,000	$916,667	$13,090,770	$5,544	$14,462,981
Thomas M. Donnelly	$300,000	—	$1,528,425	$5,544	$1,833,969
Kevin L. Crudden	$250,000	—	$304,433	$5,628	$560,061

Termination upon Death

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon death of our named executive officers.

Name	Bonus	Total

Joel A. Ronning	$916,667	$916,667
Thomas M. Donnelly	$183,333	$183,333
Kevin L. Crudden	$95,625	$95,625

Termination upon Disability

The following table sets forth our lump-sum payment obligations under the Executive Severance Agreements upon disability of our named executive officers.

		Continued
Name	Bonus	Benefits	Total

Joel A. Ronning	$916,667	$5,544	$922,211
Thomas M. Donnelly	$183,333	$5,544	$188,877
Kevin L. Crudden	$95,625	$5,628	$101,253

For a discussion of the change of control and severance benefits set forth in the tables above, see page 26 of this proxy statement entitled “Severance and Change of Control Agreements.”

Equity Compensation Plan Information

The following table summarizes information with respect to options and other equity awards under our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information

	(a)		(b)	(c)
				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted-average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights(1)	in Column (a))

Equity Compensation Plans Approved by Security Holders	3,011,714	(2)	$28.41	3,329,145	(3)
Equity Compensation Plans Not Approved by Security Holders(4)	15,025		$0.00	32,683
Total	3,713,533		$28.41	2,097,053

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock, which have no exercise price.

(2)	Includes 2,778,310 shares of our common stock to be issued upon exercise of outstanding stock options and 233,404 restricted stock granted and unvested under the 1998 Plan.

(3)	Includes 848,728 shares of our common stock available for issuance under the 1998 Plan, 2,000,000 shares of our common stock available for issuance under the 2007 Plan, and 480,417 shares of our common stock available for issuance under the 2000 Employee Stock Purchase Plan. In accordance with plan provisions, any option granted under the 1998 Plan and 2007 Plan will reduce the available number of shares on a one-to-one basis and any share award granted will reduce the available number of shares on a three-to-two basis.

(4)	Our Inducement Equity Incentive Plan (the “Inducement Plan”), which was in effect as of December 31, 2005, and was the only equity compensation plan not approved by security holders, was adopted by the Board in 2005 in connection with an acquisition. A total of 87,500 restricted shares of Company stock were initially reserved for issuance under the Inducement Plan. During 2007, 18,542 shares vested.

Policies and Procedures with Respect to Related-Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related-party transactions. The Audit Committee, all of whom are independent directors, must review and approve all related-party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules.

We have policies and procedures regarding the review and approval of related-person transactions. The policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by our policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we participate and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ or executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct and Ethics.

Under the Code of Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Corporate Governance Guidelines require a director to promptly disclose to the Board any potential or actual conflict of interest involving him or her. Under the Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Digital River stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. We will promptly deliver upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kevin L. Crudden
Secretary

Eden Prairie, Minnesota
April 14, 2008

A copy of the 2007 Annual Report to Stockholders accompanies this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, is available at no charge to stockholders upon written request to us at Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Copies also may be obtained without charge through Digital River’s website at www.digitalriver.com, as well as the SEC’s website at www.sec.gov.

APPENDIX A

Digital River, Inc.

Performance Bonus Plan

ARTICLE I

PURPOSE

The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of individual performance goals. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

2.1 “Board” means the Board of Directors of the Company.

2.2 “Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles 4 and 5.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” means either (i) the Compensation Committee of the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

2.5 “Company” means Digital River, Inc., together with each of its subsidiaries (as such term is defined in Section 424(f) of the Code).

2.6 “Covered Bonus Award” means a Bonus Award which is intended to qualify as performance-based compensation under Section 162(m) of the Code, as further described in Article 7.

2.7 “Participant” means any executive officer or key employee of the Company or a subsidiary of the Company designated by the Committee to participate in the Plan.

2.8 “Performance Criteria” means objective performance criteria established by the Committee with respect to Covered Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives: (i) revenue; (ii) operating income; (iii) net earnings, (iv) net income, (v) operating profit, (vi) earnings per share, (vii) return measures (including, but not limited to, return on capital, invested capital, assets, equity), (viii) margins, (ix) share price (including, but not limited to, growth measures and total stockholder return), (x) sales growth, (xi) productivity improvement or operating efficiency, (xii) stockholders’ equity, (xiii) cash flow (including, but not limited to, operating cash flow and free cash flow), (xiv) expense targets, (xv) working capital targets (xvi) improved customer satisfaction surveys; (xvii) improved employee satisfaction surveys; (xviii) new market growth; and (xix) internal systems improvements.

The foregoing criteria may relate to the Company, one or more of its or its divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee shall appropriately adjust any evaluation of performance under a Performance Criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. Further, the Committee will take into consideration any material deviation from the budget and operating plan approved by the Board.

Each grant of a Covered Bonus Award shall specify the Performance Criteria to be achieved and a minimum acceptable level of achievement below which no payment or award will be made.

2.9 “Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

2.10 “Plan” means the Digital River, Inc. Performance Bonus Plan.

ARTICLE III

ELIGIBILITY

Participants in the Plan shall be selected by the Committee for each Performance Period from those executive officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

ARTICLE IV

ADMINISTRATION

4.1 The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

4.2 Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article 13. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

ARTICLE V

BONUS AWARDS

The Committee, based upon information to be supplied by management of the Company, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and/or target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

ARTICLE VI

PAYMENT OF BONUS AWARDS

Subject to Article 15 below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, but in no event later than 90 days after the end of the applicable Performance Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

ARTICLE VII

COVERED BONUS AWARDS

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a Covered Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

7.1 No Covered Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirements of Section 162(m) of the Code.

7.2 A Covered Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

7.3 The performance goals to which a Covered Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target, and/or threshold (as applicable) Bonus Award payable upon attainment thereof, must be established by the Committee within the first three months of the Performance Period when the outcome of the performance goals is still substantially uncertain.

7.4 No Covered Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

7.5 The maximum amount of a Covered Bonus Award is $3 million to a single Participant.

ARTICLE VIII

REORGANIZATION OR DISCONTINUANCE

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets. If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

ARTICLE IX

NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

ARTICLE X

NO CLAIM OR RIGHT TO PLAN PARTICIPATION

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

ARTICLE XI

TAXES

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

ARTICLE XII

NO LIABILITY OF COMMITTEE MEMBERS; INDEMNIFICATION

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith. Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XIII

TERMINATION OR AMENDMENT OF THE PLAN

The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending Covered Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

ARTICLE XIV

UNFUNDED PLAN

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE XV

DEFERRALS

The Committee may defer payment of Covered Bonus Awards, or any portion thereof, as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m) of the Code. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

ARTICLE XVI

SECTION 409A OF THE CODE

The Plan and Bonus Awards issued hereunder (including Covered Bonus Awards) are intended to be exempt from the application of Code Section 409A in accordance with the short term deferral exemption. If the Plan and Bonus Awards (including Covered Bonus Awards) are not exempt from the application of Code Section 409A, then to the extent applicable, notwithstanding anything herein to the contrary, the Plan and Bonus Awards issued hereunder (including Covered Bonus Awards) shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Bonus Awards (including Covered Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Bonus Awards (including Covered Bonus Awards) hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

ARTICLE XVII

GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

ARTICLE XVIII

EFFECTIVE DATE

The effective date of the Plan is March 4, 2008.

FORM OF PROXY CARD
DIGITAL RIVER, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 29, 2008
3:30 p.m.

Digital River, Inc.
9625 West 76th Street
Eden Prairie, Minnesota 55344

DIGITAL RIVER, INC.
9625 West 76th Street,
Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Thursday, May 29, 2008, at 3:30 p.m. local time at the Company’s headquarters at 9625 West 76th Street, Eden Prairie, Minnesota, 55344 for the purposes stated on the reverse.
     By signing the proxy, you revoke all prior proxies and appoint Joel A. Ronning and Thomas M. Donnelly, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on April 2, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
See reverse for voting instructions.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #
VOTE BY PHONE — TOLL FREE — 1-800-690-6903 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on May 28, 2008.

•	Please have your proxy card available and follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.proxyvote.com — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on May 28, 2008.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
Digital River, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
If you vote by Phone or Internet, please do not mail your Proxy Card
The Board of Directors Recommends a Vote FOR all Proposals.

1. Election of directors:	01 Thomas F. Madison	☐	Vote FOR	☐	Vote WITHHELD
			the nominee		from the nominee
(except as marked)

(Instructions: To withhold authority to vote for the indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
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2. To approve the 2008 Performance Bonus Plan.	☐ For	☐ Against	☐ Abstain

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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